Exhibit 24

POWER OF ATTORNEY

Each of the undersigned directors of Knight-Ridder, Inc., a Florida corporation, hereby constitutes and appoints each of STEVE ROSSI, GARY R. EFFREN, POLK LAFFOON AND GORDON YAMATE, acting individually or jointly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 26, 2004, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEROF, the undersigned has signed his/her name hereto on the date set forth opposite his or her name.

Dated:	February 7, 2005	/s/ Kathleen Foley Feldstein
Kathleen Foley Feldstein Director

Dated:	January 28, 2005	/s/ Thomas P. Gerrity
Thomas P. Gerrity Director

Dated:	January 25, 2005	/s/ Ronald D. Mc Cray
Ronald D. Mc Cray Director

Dated:	January 31, 2005	/s/ Patricia Mitchell
Patricia Mitchell Director

Dated:	January 25, 2005	/s/ M. Kenneth Oshman
M. Kenneth Oshman Director

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Dated:	March 1, 2005	/s/ Vasant Prabhu
Vasant Prabhu Director

Dated:	January 24, 2005	/s/ Gonzalo F. Valdes-Fauli
Gonzalo F. Valdes-Fauli Director

Dated:	February 23, 2005	/s/ John Warnock
John Warnock Director

Dated:	January 25, 2005	/s/ Mark A. Ernst
Mark A. Ernst Director

THE BOARD OF DIRECTORS

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